UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street
Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 1, 2006, the stockholders of CombinatoRx, Incorporated (“CombinatoRx”) approved the CombinatoRx 2004 Amended and Restated Incentive Plan to increase the number of shares issuable upon the exercise of options granted thereunder by 2,000,000 shares, to provide for an “evergreen provision” that allows for an annual increase in the number of shares of CombinatoRx common stock available for issuance under the 2004 Incentive Plan, to provide an aggregate limit of 10,000,000 shares issuable pursuant to incentive stock options and to expand the performance criteria based on which performance-based awards may be granted. The 2004 Amended and Restated Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 1, 2006, in accordance with the CombinatoRx Board of Directors (the “Board”) compensation policy, the Compensation Committee of the Board granted non-qualified stock options under the CombinatoRx 2004 Incentive Plan to Mr. Richard Aldrich, Ms. Barbara Deptula, Mr. Patrick Fortune, Mr. Frank Haydu and Mr. Richard Pops to purchase 5,714 shares of CombinatoRx common stock at an exercise price of $8.29 per share.  Such options will vest in accordance with the standard CombinatoRx vesting schedule of 25% on the first anniversary of the date of grant and 6.25% at the end of each three-month period thereafter.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  The term of Dr. Douglas Cole, a member of the CombinatoRx Board, expired effective June 1, 2006 at the CombinatoRx 2006 Annual Meeting of Stockholders. On June 1, 2006, Ms. Barbara Deptula was appointed to serve on the Nominating and Corporate Governance Committee of the Board to replace Dr. Cole.

(d)  On June 1, 2006, based upon the recommendation of the CombinatoRx Nominating and Corporate Governance Committee, the Board appointed Mr. Michael Kauffman to the Board as a Class II member with a term expiring at the 2007 Annual Meeting of Stockholders to fill the remaining vacancy on the Board. Mr. Kauffman was assigned to serve on the Audit Committee of the Board to replace Ms. Barbara Deptula, who resigned from the Audit Committee on June 1, 2006. In connection with his appointment to the Board, on June 1, 2006, Mr. Kauffman was granted an option to purchase 22,857 shares of CombinatoRx common stock, at an exercise price of $8.29 per share. Such options will vest with respect to 25% of the shares on June 1, 2007, and the remainder of which will vest in increments of 6.25% at the end of each three month period thereafter.

Item 8.01.              Other Events.

On June 5, 2006, CombinatoRx issued a press release announcing the appointment of Mr. Kauffman to the Board, as discussed in Item 5.02 of this Current Report on Form 8-K. The full text of the CombinatoRx press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
10.1	CombinatoRx Amended and Restated 2004 Incentive Plan
99.1	Press release of CombinatoRx, Incorporated dated June 5, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ ALEXIS BORISY
Name: Alexis Borisy
Title: Chief Executive Officer and President

Dated:  June 5, 2006

Index to Exhibits

Exhibit No.	Description
10.1	CombinatoRx Amended and Restated 2004 Incentive Plan
99.1	Press release of CombinatoRx, Incorporated dated June 5, 2006.